                                                                    EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

--------------------------------------------------------
                                    GIVE THE
                                    SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:           NUMBER OF:
--------------------------------------------------------
1.  An individual's account         The individual

2.  Two or more individuals (joint  The actual owner of
    account)                        the account or, if
                                    combined funds, the
                                    first individual on
                                    the account(l)

3.  Custodian account of a minor    The minor(2)
    (Uniform Gift to Minors Act)

4. a. The usual revocable savings The grantor-trustee(1) trust account (grantor is also trustee)

    b. So-called trust account      The actual owner(1)
       that is not a legal or
       valid trust under state law

5. Sole proprietorship account or The owner(3) an account of a single-owner
    LLC

--------------------------------------------------------

--------------------------------------------------------
                                    GIVE THE EMPLOYER
                                    IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:           NUMBER OF:
--------------------------------------------------------
6.  Sole proprietorship account or  The owner(3)
    an account of a single-owner
    LLC

7.  A valid trust, estate, or       The legal entity (do
    pension trust account           not furnish the
                                    identifying number
                                    of the personal
                                    representative or
                                    trustee unless the
                                    legal entity itself
                                    is not designated in
                                    the account
                                    title)(4)

8.  Corporate account or an         The corporation
    account of an LLC electing
    corporate status on Form 8832

9.  Association, club, religious,   The organization
    charitable, educational, or
    other tax-exempt organization
    account

10. Partnership or multi-member     The partnership
    LLC account

11. A broker or registered nominee  The broker or
                                    nominee

12. Account with the Department of  The public entity
    Agriculture in the name of a
    public entity (such as a state
    or local government, school
    district, or prison) that
    receives agricultural program
    payments
--------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's Social Security number.

(3) You must show your individual name and you may also enter your business or "doing business as" name on the second name line. You may use either your Social Security number or employer identification number (if you have one). If you are a sole proprietor, the IRS encourages you to use your Social Security number.

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for business and all other entities) and apply for a number. These forms are available at the local office of the Social Security Administration or the Internal Revenue Service, on the internet at http://www.irs.gov, or by calling 1
(800) TAX-FORM.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempt from backup withholding on ALL payments include the following:

  - An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), any individual retirement account, or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

  - The United States or any agency or instrumentality thereof.

  - A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  - An international organization, or any agency or instrumentality thereof.

Payees that MAY BE EXEMPT from backup withholding include the following:

  - A corporation.

  - A foreign central bank of issue.

  - A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  - A futures commission merchant registered with the Commodity Futures Trading Commission.

  - A real estate investment trust.

  - An entity registered at all times during the tax year under the Investment Company Act of 1940.

  - A common trust fund operated by a bank under Section 584(a) of the Code.

  - A financial institution.

  - A middleman known in the investment community as a nominee or custodian.

  - A trust exempt from tax under Section 664 of the Code or described in
    Section 4947 of the Code.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

  - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

  - Payments of patronage dividends where the amount received is not paid in money.

  - Payments made by certain foreign organizations.

  - Section 404(k) distributions made by an employee stock option plan.

Payments of interest not generally subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.

  - Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

  - Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

  - Payments on tax-free covenant bonds under Section 1451 of the Code.

  - Payments made by certain foreign organizations.

  - Mortgage or student loan interest.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. IF YOU ARE AN EXEMPT PAYEE, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER ON THE FORM, CHECK THE BOX IN PART 3 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYOR THE APPROPRIATE COMPLETED IRS FORM W-8.

  Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and the regulations promulgated thereunder.

Privacy Act Notice. Section 6109 of the Code requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold a percentage (currently 28%) of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

Penalties. (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. (2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500. (3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. (4) Failure to Report Certain Dividend and Interest Payments. If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure is strong evidence of negligence. If negligence is shown, you will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure. (5) Misuse of Taxpayer Identification Numbers. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.